Exhibit j

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Barrett Opportunity Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated October 26, 2006, for the Barrett Opportunity Fund, Inc. (formerly Salomon Brothers Opportunity Fund, Inc.) as of August 31, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

December 22, 2006